UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 27, 2014
Date of Report (Date of earliest event reported)
CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court San Jose, California 95134-1599

(Address of principal executive offices)
(408) 943-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers
On January 23, 2014, we issued a press release naming J. Daniel McCranie as the Company’s new Executive Vice President of Sales and Applications. Mr. McCranie is a current member of the Company’s Board of Directors. In light of his new executive management position with the Company, Mr. McCranie today informed the Chairman of our Board of Directors that he will not stand for re-election at the Company’s next annual meeting of stockholders in May 2014. While Mr. McCranie will serve out the remainder of his term as a member of our board of directors; effective immediately, he no longer serve on the Audit and Nominating and Corporate Governance Committees of the Board. The press release naming Mr. McCranie as our new Executive Vice President of Sales and Applications is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell Company transactions. Not applicable.

(d)	Exhibits. The exhibit listed below is being furnished with this Form 8-K.

Exhibit 99.1    Press Release, dated January 23, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CYPRESS SEMICONDUCTOR CORPORATION

Date: January 27, 2014	By: /s/ Brad W. Buss________________________
Brad W. Buss
Chief Financial Officer, Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated January 23, 2014